                                                                       Exhibit 5

                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                     PARK AVENUE TOWER, 65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 451-2300
                            FACSIMILE (212) 451-2222
                                www.ogfrwlaw.com

                                                          NEW JERSEY OFFICE
                                                      2001 ROUTE 46, SUITE 202
                                                    PARSIPPANY, NEW JERSEY 07054
                                                            (973) 335-7400
                                                  FACSIMILE (973) 335-8018

                                 April 27, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

            Re: NuCo2 Inc. Registration Statement on Form S-8
                ---------------------------------------------

Ladies and Gentlemen:

            We have acted as counsel to NuCo2 Inc., a Florida  corporation  (the
"Company"),  in connection  with the  preparation and filing with the Securities and Exchange Commission of a Registration  Statement on Form S-8, dated the date hereof (the "Registration Statement").  The Registration Statement relates to an aggregate of 536,000 shares (the "Shares") of common stock,  par value $.001 per share (the "Common Stock"),  of the Company.  The Shares will be issued and sold by the Company in accordance  with the terms and conditions of certain  employee benefit plans, as defined in Rule 405 of the general Rules and Regulations Under the Securities Act of 1933, as amended (each a "Plan"), of the Company.

            In our  capacity as counsel to the  Company,  we have  examined  the
Certificate  of  Incorporation  and By-Laws of the  Company,  each as amended to date,  the  Plans,  the  Registration  Statement  and such other  documents  and certificates,  and we have  made  such  examination  of law,  as we have  deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the  conformity to original documents of documents submitted to us as certified or photostatic copies.

            Based upon the  foregoing,  we are of the  opinion  that the Shares, when  issued and paid for in  accordance  with the terms and  conditions  of the applicable Plan, will be duly and validly issued, fully paid and non-assessable.

            We are members of the Bar of the State of New York. In rendering our opinion  expressed  above,  insofar  as it  relates  to the laws of the State of
Florida, we have relied solely upon a review of the Constitution of the State of
Florida and corporate statutes of Florida,  as reported in Corporation  Statutes published by Aspen Law & Business as updated to the date hereof,  but not to the

April 27, 2004

extent affected by other,  noncorporate law and reported  judicial  decisions in the State of Florida related to the subject matter of this opinion.

            We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the caption
"Legal Matters" in the prospectus constituting a part of the Registration
Statement.

                 Very truly yours,

                 /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                 ---------------------------------------------------------------
                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP